                                                                   EXHIBIT 3B


                        CONSOLIDATED NATURAL GAS COMPANY

                                     BYLAWS

                                AS LAST AMENDED



                               FEBRUARY 17, 1998

                        CONSOLIDATED NATURAL GAS COMPANY

                                   --ooOoo--

                                     BYLAWS

                                    OFFICES

        1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.
        2. The corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require

                             STOCKHOLDERS' MEETING
        3. The annual meetings of the stockholders for the election of directors shall be held at the office of the corporation in the City of Wilmington, County of New Castle, State of Delaware, or at such other place, within or without the State of Delaware, as may from time to time be designated by the board of directors. The board of directors shall authorize the Secretary of the corporation to select the location within said place for the holding of such meeting. Meetings of stockholders for any other purpose may be held either within or without the State of Delaware at such place and time as shall be designated in the notice of the meetings.
        4. The annual meeting of stockholders shall be held on the second Tuesday in the month of April in each year if not a legal holiday, and if a legal holiday then on the next secular day following, at such time as shall be designated by the Secretary and set forth in the notice of the meeting. The stockholders shall elect directors by a plurality vote, by ballot, and transact such other business as may properly be brought before the meeting.
        5. Written notice of annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, at least thirty days prior to the meeting.

        6. At least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open at the place where the election is to be held for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.
        7. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, a special meeting of the stockholders of the corporation may be called at any time by the chairman of the board and shall be called by the chairman of the board or secretary at the request in writing of a majority of the board of directors, or at the request in writing of the holders of seventy-five percent or more of the issued and outstanding shares of stock of the corporation entitled to vote thereon. Such request shall state the purpose or purposes of the proposed meeting.
        8. Written notice of a special meeting of stockholders stating the time and place and object thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, at least twenty days before such meeting.
        9. Business transacted at all special meetings shall be confined to the objects stated in the call.
        9-A. The Company shall appoint inspectors of election for meetings of stockholders in accordance with the provisions of applicable law. Such inspectors of election shall have the powers, duties, And responsibilities as provided by applicable law.
        10. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
        11. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.
        12. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to (i) vote in person, (ii) by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period, (iii) or by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission (including, but not limited to, telephonic transmission) set forth or submitted with information from which it can be determined that the transmission was authorized by the stockholder. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the corporation within twenty days next preceding such elections of directors.
        12-A. The stockholders of the corporation may act by written consent in lieu of a meeting in the manner set forth in Section 10(A) of Article FOURTH of the Certificate of Incorporation.

                                   DIRECTORS
        13. The number of directors which shall constitute the whole Board shall be fixed by resolution of a majority of the whole Board. The directors shall be elected at annual meetings of stockholders and shall be divided into three classes as nearly equal in number as possible. The term of office of the first class shall expire on the date of the 1985 annual meeting of stockholders; the term of office of the second class shall expire one year thereafter; and that of the third class, two years thereafter. At each annual meeting after such classification, the successors to the class of directors whose terms shall expire in that year, shall be elected directors for a term of three years except, however, the Board may, by resolution adopted by a majority of the whole Board, elect directors to serve for interim periods. Each director shall be elected to serve until his successor shall be elected and shall qualify, provided that the term of office of a director who is an employee of the Company or any of its subsidiary companies shall expire contemporaneously with his or her retirement from active service with the Company, except in such case where the majority of the Board requests that an employee director continue to serve, and provided further that the term of office of a director shall expire on the date of the annual meeting immediately subsequent to the date of his or her 70th birthday. Directors need not be stockholders.
        13-A.   Unless recommended by the board of directors for election, no person shall be elected a director, unless notice in writing of a nomination by a stockholder of the corporation shall be received by the secretary of the corporation not more than sixty and not less than thirty calendar days before the date of the meeting at which the election is to take place. Such notice must set forth (i) the name, age, business address and (if known) residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) a description of the business experience during the last five years of each such nominee; and (iv) the number of shares of capital stock of the corporation beneficially owned by each such nominee. In addition, such notice must be signed by a stockholder duly qualified to attend and vote at the meeting (other than the person or persons nominated) and must contain a notice in writing signed by each nominee of his willingness to be elected and to serve as a director.
        If a nomination by a stockholder is not made in accordance with the foregoing procedures, the chairman of the meeting shall have the power to declare such nomination to be null, void and of no force or effect and to disregard such nomination in conducting the election of directors at such meeting.
        14. The directors may hold their meetings and keep the books of the corporation outside of Delaware, at such offices of the corporation or at such other places as they may from time to time determine.
        15. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise a majority of the remaining directors, though less than a quorum, shall choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred.

        16. The property and business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by laws directed or required to be exercised or done by the stockholders.

                            COMMITTEES OF DIRECTORS
        17. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.
        18. The committee shall keep regular minutes of their proceedings and report the same to the board when required.

                           COMPENSATION OF DIRECTORS
        19. Directors who are not employees of the Company or any of its subsidiary companies shall be paid an annual fee as compensation for serving as a director and, in addition, shall receive fees and expenses for attendance at meetings of the board of directors or meetings of standing committees of the board of directors, all as may be allowed by resolution of the board.

                                INDEMNIFICATIONS
        20-A. Each person who at any time is, or shall have been a director, officer, or employee of the Corporation, or serves or has served as a director, officer, employee, fiduciary or other representative of another company, partnership, joint venture, trust, association or other enterprise (including any employee benefit plan), where such service was specifically requested by the Corporation in accordance with clause (e) below, or the established guidelines for participation in outside positions (such service hereinafter being referred to as "Outside Service"), and is threatened to be or is made a party to any threatened, pending, or completed claim, action, suit or Proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is, or was, a director, officer or employee of the Corporation or a director, officer, employee, fiduciary or other representative of such other enterprise, shall be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement ("Loss") actually and reasonably incurred by him in connection with any such Proceeding to the full extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment). The Corporation shall indemnify any person seeking indemnity in connection with any Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Corporation. With respect to any Loss arising from Outside Service, the Corporation shall provide such indemnification only if and to the extent that (i) such other company, partnership, joint venture, trust, association or enterprise is not legally permitted or financially able to provide such indemnification, and (ii) such Loss is not paid pursuant to any insurance policy other than any insurance policy maintained by the Corporation.
        20-B. The right to be indemnified pursuant hereto shall include the right to be paid by the Corporation for expenses, including attorney's fees, incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, or employee, in which such director, officer or employee agrees to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under applicable law.
        20-C. The right of any director or officer (but not employee) to be indemnified or to the reimbursement or advancement of expenses pursuant hereto
(i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, and (ii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

        20-D. The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto shall in no way be exclusive of any other rights of indemnification or advancement to which any such director, officer or employee may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.
        20-E. Any person who is serving or has served as a director, officer, employee or fiduciary of (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation at the time of such service, or (ii) any employee benefit plan of the Corporation or of any corporation referred to in clause E(i), shall be deemed to be doing or have done so at the request of the Corporation.

                             MEETINGS OF THE BOARD
        21. The first meeting of the board following an annual meeting of stockholders shall be held at such time and place either within or without the State of Delaware as shall be fixed by a majority of the directors and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.
        22. Regular meetings of the board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the board.
        23. Special meetings of the board may be called by the chairman of the board on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chairman of the board or secretary in like manner and on like notice on written request of two directors.
        24. At all meetings of the board a majority of the number of directors then constituting the whole board shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by these Bylaws. If a quorum shall not be present at any meeting of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                                    NOTICES
        25. Whenever under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a post-paid sealed wrapper, addressed to such director or stockholder at such address as appears on the books of the corporation, or, in default of other address, to such director or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed.
        26. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation or of these Bylaws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                                    OFFICERS
        27. The officers of the corporation shall be elected or appointed by the board of directors and shall be a chairman of the board, a president, one or more vice chairmen, one or more vice-presidents, a secretary, a treasurer, and a controller. The chairman of the board and the president shall be chosen from among the directors.
        28. The board of directors at its first meeting after each annual meeting of stockholders shall choose the officers of the corporation. In its discretion the board of directors, by a vote of the majority thereof, may leave unfilled any office except those of the chairman of the board, treasurer and secretary.
        29. The board shall elect or appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any two offices (but not more than two) may be held by the same person.

        30. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.
        31. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

           THE CHAIRMAN OF THE BOARD, THE PRESIDENT AND VICE CHAIRMEN
        32. The chairman of the board shall be in general charge of the business of the corporation and shall have the duty to see that all orders and resolutions of the board are carried into effect. He shall preside at all meetings of the stockholders and directors and shall perform such other duties as the Bylaws or the board of directors shall prescribe.
        32-A. The president shall have active direction of the affairs of the corporation subject to the chairman of the board and the board of directors. In the absence or disability of the chairman of the board, the president shall preside at meetings of the stockholders and directors and exercise the powers and duties of the chairman of the board.
        32-B.   A vice chairman shall perform such duties as the board of
directors shall designate. In the absence of the president, one or more vice chairmen may perform those duties as prescribed to the president in paragraph 32-A.
        33. The chairman of the board or the president or a vice chairman shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                                VICE-PRESIDENTS
        34. The vice presidents of the corporation, in such order as may be designated by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. The vice-president designated as chief financial officer of the corporation shall have general responsibility for the financial operations of the corporation and for all receipts and disbursements of funds of the corporation. Each vice president shall perform such other duties as the board of directors shall prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES
        35. The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, chairman of the board or president. He shall keep in safe custody the seal of the corporation and, when authorized by the board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.
        36. The assistant secretaries in the order designated by the board shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors shall prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS
        37. The treasurer shall, under the supervision and direction of the vice-president designated as chief financial officer of the corporation, have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.
        38. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for disbursements, and shall render to the chairman of the board, the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.
        39. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
        40. The assistant treasurers in the order designated by the board shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors shall prescribe.

                    THE CONTROLLER AND ASSISTANT CONTROLLERS
        40-A. The controller shall, under the supervision and direction of the vice-president, accounting and financial control, act as the principal accounting officer of the corporation and shall be responsible for the keeping of complete and accurate records of the business, assets, liabilities and transactions of the corporation, for the preparation of such financial statements of the corporation as may be required by law or requested by the board of directors or the chairman of the board, for the coordination on behalf of the corporation of the audits made by independent accountants of the corporation's books, records and financial statements, and for all matters relating to the accounting by the corporation for its operations and financial position.
        40-B. If required by the board of directors, the controller shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
        40-C. The assistant controllers in the order designated by the board shall, in the absence or disability of the controller, perform the duties and exercise the powers of the controller.

                             CERTIFICATES OF STOCK
        41. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the chairman or a vice-chairman of the board of directors, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary. The stock certificate shall be countersigned by a transfer agent or an assistant transfer agent or a transfer clerk acting on behalf of the corporation, or a registrar. Any or all the signatures on the certificate may be a facsimile.

                               TRANSFERS OF STOCK
        42. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                           CLOSING OF TRANSFER BOOKS

        43. The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                            REGISTERED STOCKHOLDERS
        44. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                LOST CERTIFICATE
        45. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of new certificate or certificates, the board of directors, may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                                   DIVIDENDS
        46. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
        47. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                          DIRECTORS' ANNUAL STATEMENT
        48. The board of directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     CHECKS
        49. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR
        50. The fiscal year shall be the calendar year.

                                      SEAL
        51. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   AMENDMENTS
        52. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, these Bylaws may be altered or repealed: (i) at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or (ii) by the affirmative vote of a majority of the board of directors at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place of the meeting for the election of directors shall be made within sixty days next before the day on which such meeting is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the meeting is held.